UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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VIVANI MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vivani Medical, Inc.
1350 S. Loop Road
Alameda, California 94502

April 29, 2025

Dear Stockholder:

It is my pleasure to invite you to attend Vivani Medical, Inc.’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 24, 2025, at 10:00 a.m. Pacific Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by first registering at www.proxydocs.com/VANI, where you will be able to listen to the Annual Meeting live, submit questions and vote.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you expect to attend the Annual Meeting online, please date, sign and return your proxy card in the enclosed envelope or vote by using the Internet or by telephone according to the instructions in the proxy statement to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting and follow the instructions in the proxy statement, you may vote your shares electronically during the Annual Meeting even though you have previously voted by proxy. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your broker, bank, trustee or other nominee to vote your shares. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are posted at www.proxydocs.com/VANI and can be found in the proxy statement in the section entitled “About the Annual Meeting: Questions and Answers about this Proxy Material and Voting — How can I participate in the Annual Meeting? and How do I vote and what are the voting deadlines?”

On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

/s/ Adam Mendelsohn
Adam Mendelsohn
Chief Executive Officer

VIVANI MEDICAL, INC.
1350 S. Loop Road
Alameda, California 94502
(415) 506-8462

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 24, 2025

To the Stockholders of Vivani Medical, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Vivani Medical, Inc., a Delaware corporation (the “Company”), on June 24, 2025, at 10:00 a.m. Pacific Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/VANI, where you will be able to listen to the Annual Meeting live, submit questions, and vote. There will not be a physical location for the Annual Meeting. The Annual Meeting will be held for the following purposes:

1.	Proposal No. 1: To elect the six directors from the nominees named in the accompanying proxy statement to hold office for the ensuing year and until their successors are duly elected and qualified;

2.	Proposal No. 2: To ratify the appointment by the Audit Committee of our Board of Directors of BPM LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	Proposal No. 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This year, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet, by telephone or at the virtual Annual Meeting via live webcast, and how you can request and receive, free of charge, a printed copy of our proxy materials. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Proxy Statement accompanying this Notice describes each of these items of business in detail. Our Board of Directors has fixed the close of business on April 25, 2024 as the record date (the “Record Date”) for the Annual Meeting. Only stockholders of record as of that date are entitled to notice of and to vote at the Annual Meeting. Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. It is important that your shares are represented and voted at the Annual Meeting. We urge you to authorize your proxy in advance by following the instructions printed on it.

By Order of the Board of Directors

/s/ Adam Mendelsohn
Adam Mendelsohn
Chief Executive Officer

Dated: April 29, 2025

THE PROXY PROCEDURE

Our board of directors solicits your proxy for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), and for any postponement or adjournment of the Annual Meeting, for the purposes described in the “Notice of Annual Meeting of Stockholders.” The table below shows some important details about the Annual Meeting and voting. Additional information is available in the “About the Annual Meeting: Questions and Answers” section of the proxy statement immediately below the table. We use the terms “Vivani,” “the Company,” “we,” “our” and “us” in this Proxy Statement to refer to Vivani Medical, Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card are first being delivered, on or about May 14, 2025, to owners of shares of common stock of Vivani Medical, Inc. in connection with the solicitation of proxies by our board of directors (“Board”) for our Annual Meeting to be held on June 24, 2025 at 10:00 a.m. Pacific Time online at www.proxydocs.com/VANI. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. This proxy procedure permits all stockholders to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting

This proxy statement and the 2024 Annual Report are available for viewing, printing and downloading at www.proxydocs.com/VANI and on the “Investors” section of our website at www.vivani.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

Meeting Details	June 24, 2025, 10:00 a.m. Pacific Time
Virtual Meeting	To participate in the Annual Meeting virtually via the Internet, please visit: www.proxydocs.com/VANI. To access the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials, included on your proxy card, or provided through your broker. Stockholders will be able to vote and submit questions during the Annual Meeting.
Record Date	April 25, 2025
Shares Outstanding	There were 59,243,903 shares of common stock outstanding and entitled to vote as of the Record Date.
Eligibility to Vote	Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share held as of the Record Date.
Quorum	The holders of a majority of the shares of common stock outstanding and entitled to vote, by proxy or via live webcast, as of the Record Date constitutes a quorum. A quorum is required to transact business at the Annual Meeting.
Voting Methods	Stockholders whose shares are registered in their names with Vstock Transfer, LLC, our transfer agent (referred to as “Stockholders of Record”) may vote by proxy via the Internet, phone, or mail by following the instructions on the accompanying proxy card. Stockholders of Record may also vote at the virtual Annual Meeting. Stockholders whose shares are held in “street name” by a broker, bank or other nominee (referred to as “Beneficial Owners”) must follow the voting instructions provided by their brokers or other nominees. See “What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?” and “How do I vote and what are the voting deadlines?” below for additional information.
Inspector of Elections	We will appoint an independent Inspector of Elections to determine whether a quorum is present, and to tabulate the votes cast by proxy or at the Annual Meeting via live webcast.
Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and post results at www.vivani.com as soon as practicable after the Annual Meeting.

Proxy Solicitation Costs	We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing notices, proxy statements, proxy cards and Annual Reports. Our directors, officers and other employees may solicit proxies personally or by telephone, e-mail or other means of communication, and we will reimburse them for any related expenses. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to the Beneficial Owners of the shares that the nominees hold in their names.

ABOUT THE ANNUAL MEETING: QUESTIONS AND ANSWERS

What matters am I voting on?

You will be voting on:

●	A proposal to elect six directors to hold office until the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) or until their successors are duly elected and qualified;

●	A proposal to ratify the appointment by the Audit Committee of our Board of Directors of BPM LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	A proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

●	Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

●	FOR the election of the six directors nominated by our board of directors and named in this Proxy Statement as directors to serve for one-year terms;

●	FOR the ratification of the appointment by the Audit Committee of our Board of Directors of BPM LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	FOR, on a non-binding advisory basis, the approval of the compensation of our named executive officers.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending the Notice of Internet Availability of Proxy Materials, or the Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about April 29, 2025, we mailed the Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, each of which is available at www.proxydocs.com/VANI. The Notice also provides instructions on how to vote your shares through the Internet, by telephone, by mail or virtually at the Annual Meeting.

What is the purpose of complying with the SEC’s “notice and access” rules?

We believe compliance with the SEC’s “notice and access” rules allows us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available at our headquarters, located at 1350 S. Loop Road, Alameda, CA 94502, during regular business hours for the ten days prior to the Annual Meeting. This list will also be available during the Annual Meeting at this location. Stockholders may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Stockholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with Vstock Transfer, LLC, our transfer agent, you are considered the Stockholder of Record with respect to those shares. As the Stockholder of Record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting via live webcast.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, you are considered the Beneficial Owner of shares held in “street name.” As the Beneficial Owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. In general, if you do not provide your broker or nominee with instructions on how to vote your shares, pursuant to NYSE rules applicable to brokers, your broker or nominee may, in its discretion, vote your shares with respect to “routine” matters (e.g., the ratification of the appointment of our independent auditor), but may not vote your shares with respect to any “non-routine” matters (e.g., the election of directors). Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I participate in the Annual Meeting?

Our stockholders may participate in the Annual Meeting by visiting the following website: www.proxydocs.com/VANI. You will need the control number included on your proxy card to attend and vote at the Annual Meeting. If you are the Beneficial Owner of your shares, your control number may be included in the voting instructions form that accompanied your proxy materials. If your nominee did not provide you with a control number in the voting instructions form that accompanied your proxy materials, you may be able to log onto the website of your nominee prior to the start of the Annual Meeting, which will automatically populate your control number in the virtual Annual Meeting interface. Stockholders who have obtained a control number as described above may vote or submit questions while participating in the live webcast of the Annual Meeting. However, even if you plan to attend the Annual Meeting virtually, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting via live webcast.

How do I vote and what are the voting deadlines?

Stockholders of Record. Stockholders of Record can vote by proxy or by attending the Annual Meeting virtually by visiting www.proxydocs.com/VANI, where votes can be submitted via live webcast. If you vote by proxy, you can vote by Internet, telephone or by mail as described below.

●	You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice or in the proxy card that accompanies this proxy statement. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 10:00 a.m. Pacific Time on June 24, 2025. Alternatively, you may request a printed proxy card by following the instructions provided in the Notice.

●	You may vote by mail. If you would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this Proxy Statement and promptly mail it in the enclosed postage-paid envelope so that it is received no later than June 23, 2025. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of Proposal Nos. 1, 2 and 3.

●	You may vote at the Annual Meeting. If you choose to vote at the Annual Meeting virtually, you will need the control number included on your Notice or on your proxy card. If you are the beneficial owner of your shares, your control number may be included in the voting instructions form that accompanied your proxy materials. If your nominee did not provide you with a control number in the voting instructions form that accompanied your proxy materials, you may be able to log onto the website of your nominee prior to the start of the Annual Meeting, on which you will need to select the stockholder communications mailbox link through to the Annual Meeting, which will automatically populate your control number in the virtual Annual Meeting interface. The method you use to vote will not limit your right to vote at the virtual Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Beneficial Owners. If you are the Beneficial Owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares. The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee. As discussed above, to vote during the Annual Meeting, beneficial owners must obtain a valid legal proxy from your broker, bank, or other agent giving you the right to vote your shares during the Annual Meeting. Contact your broker, bank, or other agent to request a legal proxy. To be able to vote during the Annual Meeting, you must submit a valid legal proxy via email to dsmsupport@betanxt.com with the subject line “Legal Proxy” by 11:59 p.m., Eastern Time, on June 23, 2025, and must also register to attend the Annual Meeting, as described above. If you have a valid legal proxy, you may submit your vote via the Internet or by telephone, as instructed by your broker, bank, or other agent, at any time prior to the closing of the polls during the Annual Meeting

May I change my vote or revoke my proxy?

Stockholders of Record. If you are a Stockholder of Record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

●	entering a new vote by Internet or telephone;

●	signing and returning a new proxy card with a later date;

●	delivering a written revocation to our Secretary at the address listed on the front page of this proxy statement; or

●	attending the Annual Meeting and voting via live webcast.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named on the proxy card have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors (as shown on the first page of the proxy statement). If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a Stockholder of Record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●	FOR the election of the six directors nominated by our board of directors and named in this Proxy Statement as directors to serve for one-year terms (Proposal No. 1);

●	FOR the ratification of the appointment by the Audit Committee of our Board of Directors of BPM LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2);

●	FOR, on a non-binding advisory basis, the approval of the compensation of our named executive officers (Proposal No. 3); and

In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter. In general, under the NYSE rules applicable to brokers, brokers and other nominees do not have discretion to vote on non-routine matters. Each of Proposal No. 1 (election of directors) and Proposal No. 3 (endorsement of executive compensation) is a non-routine matter under the NYSE rules, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter under the NYSE rules. As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal Nos. 1 and 3, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The holders of a majority of shares of common stock outstanding and entitled to vote, by proxy or at the Annual Meeting via live webcast, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 59,243,903 shares of common stock outstanding, which means that at least 29,621,953 shares of common stock must be represented by proxy or virtually via live webcast at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

Abstentions and broker non-votes will be counted towards the quorum requirement.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum.

The outcome of Proposal No. 1 (election of directors) will be determined by a plurality of the votes properly cast on the election of directors at the Annual Meeting, thus abstentions will have no effect on the outcome of the proposal. The outcome of Proposal Nos. 2 and 3 will be determined by the affirmative vote of a majority of the votes properly cast, thus abstentions will have no effect on the outcome of each of the proposals.

A broker non-vote occurs when a broker or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal, because the broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the Beneficial Owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable, but will not affect the outcome of the vote on Proposal Nos. 1, 2 or 3.

How many votes are needed for approval of each proposal?

Proposal	Vote Required	Effect of Withheld Votes or Abstentions	Routine or Non-routine; Effect of Broker Non-Votes
Proposal No. 1—Election of directors	Plurality of votes cast	No effect	This is not a routine matter. Broker non-votes will have no effect.

Proposal No. 2—Ratification of the appointment of the independent registered public accounting firm	Majority of votes cast	No effect	This is a routine matter. Broker non-votes, if any, will have no effect.

Proposal No. 3—Endorsement of the compensation of executive officers	Majority of votes cast	No effect	This is not a routine matter. Broker non-votes will have no effect.

With respect to Proposal No. 1, you may vote (i) FOR any or all of the nominees, or (ii) WITHHOLD your vote as to any or all nominees. The six nominees receiving the highest number of FOR votes will be elected. If you WITHHOLD your vote as to all nominees, your vote will have no effect on the outcome of the vote of Proposal No. 1.

If you ABSTAIN from voting on Proposal Nos. 2 or 3, the abstention will have no effect on the outcome of the respective proposal.

How are proxies solicited for the Annual Meeting and who is paying for the solicitation?

The board of directors is soliciting proxies for use at the Annual Meeting by means of this proxy statement. We will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers and other nominees to forward to the Beneficial Owners of the shares held of record by the brokers or other nominees. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to Beneficial Owners.

This solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Vivani or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the board of directors attend the Annual Meeting?

We encourage our board members to attend the Annual Meeting. Because this year’s Annual Meeting will be completely virtual, those board members who do attend will not be available to answer questions from stockholders.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders of Record who participate in householding will be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Vivani only send a single copy of the next year’s Notice and, if applicable, the proxy materials, you may contact us as follows:

Vivani Medical, Inc.
1350 S. Loop Road
Alameda, CA 94502
(415) 506-8462

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Further Questions

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact Adam Mendelsohn, our Chief Executive Officer at adam.mendelsohn@vivani.com.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of Delaware and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in regular and special meetings of the Board and its Committees. Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board at 1350 S. Loop Road, Alameda, CA 94502. These communications will be reviewed by the office of the Corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Nominating and Corporate Governance Committee, the Corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

The Nasdaq Marketplace Rules require a majority of a listed company’s Board of Directors to be comprised of independent directors. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other Board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed the composition of our Board of Directors and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of the directors currently serving on the Board with the exception of Adam Mendelsohn who is employed as Chief Executive Officer of the Company, and Aaron Mendelsohn, who is Adam Mendelsohn’s father, are independent directors under NASDAQ’s rules.

Our Board of Directors also determined that the directors who serve on our audit committee, our compensation committee, and our nominating and corporate governance committee satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Diversity

Our Nominating and Corporate Governance Committee believes that backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Although the Nominating and Corporate Governance Committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Nominating and Corporate Governance Committee is committed to creating a Board that promotes our strategic objectives and fulfills its responsibilities to our stockholders, and considers diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity) education, professional experience, and differences in viewpoints and skills when evaluating proposed director candidates.

Of our six directors, we have one director who is female. As noted above, when considering director candidates, our nominating and corporate governance committee of our board of directors considers any diversifying factors they deem appropriate, including, among other things, diversity in professional and personal experience, skills, background, race and gender.

Board Meetings and Committees of our Board

The Board has three standing committees, each of which has the composition described below and responsibilities that satisfy the independence standards of the Securities Exchange Act of 1934 and NASDAQ’s rules: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During the year ended December 31, 2024, the Board held four meetings, the Audit Committee held four meetings, the Compensation Committee held five meetings, and the Nominating and Corporate Governance Committee held one meeting. Each of our directors attended at least 75% of the combined Board meetings and meetings of the Board committees of which they are a member. We do not have a policy with regard to Board attendance at the Annual Meeting.

Committees of the Company’s Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance and Nominating Committee, each of which has the composition and the responsibilities described below.

Audit Committee

The Audit Committee is comprised of Dean Baker, as chair, Daniel Bradbury and Alexandra Popoff, each of whom is “independent” as defined under section 5605(a)(2) of the Nasdaq Listing Rules. In addition, the board of directors has determined that Mr. Baker is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. The role of the Audit Committee is to:

●	oversee management’s preparation of Vivani’s financial statements and management’s conduct of the accounting and financial reporting processes;

●	oversee management’s maintenance of internal controls and procedures for financial reporting;

●	oversee Vivani’s compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

●	select a firm to serve as the independent registered public accounting firm to audit Vivani’s financial statements;

●	oversee the independent auditor’s qualifications and independence;

●	oversee the performance of the independent auditors, including the annual independent audit of Vivani’s financial statements;

●	oversee management, monitoring, and mitigation of risk to the business including cybersecurity risks;

●	prepare the report required by the rules of the SEC to be included in Vivani’s Proxy Statement; and

●	discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law, rule or regulation.

A copy of the charter of the Audit Committee is available on our website at www.vivani.com (under “Investors – Governance”).

Compensation Committee

The Compensation Committee is comprised of Dean Baker, as chair, Alexandra Popoff and Gregg Williams, each of whom we deem to be “independent” as defined in section 5605(a)(2) of the Nasdaq Listing Rules.

The role of the Compensation Committee is to:

●	review annually Vivani’s overall compensation strategy, including base salary, incentive compensation and equity-based grants, to assure that it promotes stockholder interests and supports Vivani’s strategic and tactical objectives;

●	review annually and approve the factors to be considered in determining the compensation of the Chief Executive Officer of Vivani and Vivani’s other executive officers;

●	review, approve or recommend to the Board the annual compensation (base salary, bonus, equity compensation and other benefits) for Vivani’s Chief Executive Officer and other executive officers;

●	review, annually, and, if necessary, approve or recommend to the Board the aggregate number of equity awards to be granted to employees below the executive level;

●	oversee Vivani’s compliance with regulatory requirements associated with compensation matters; and

●	prepare certain portions of Vivani’s annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on Vivani’s website at www.vivani.com (under “Investors—Governance”).

In addition, the Compensation Committee considers, but is not bound by, the recommendations of Vivani’s Chief Executive Officer with respect to the compensation packages of our other executive officers. The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. To date, the Compensation Committee has not delegated any such authority. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer and/or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. We have utilized a compensation consultant, Compensia, LLC., with expertise in the healthcare sector, including the biotechnology market, to help assess director, executive and employee compensation and to help inform our compensation strategy. During 2024, Compensia, LLC did not provide any additional services to us other than as described above. Compensia, LLC reports directly to our Compensation Committee. Our Compensation Committee annually assesses the independence of Compensia, LLC and has concluded that the engagement of Compensia, LLC did not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Gregg Williams, as chair, Dean Baker and Alexandra Popoff, each of whom we deemed to be “independent” as defined in section 5605(a)(2) of the Nasdaq Listing Rules.

The role of the Nominating and Corporate Governance Committee is to:

●	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

●	determine the desired skills and attributes of members of the Board, considering the needs of the business and listing standards;

●	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to Vivani, Vivani’s management, and operations;

●	review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;

●	annually recommend to the Board persons to be nominated for election as directors;

●	recommend to the Board the members of all standing Committees;

●	adopt or develop for Board consideration corporate governance principles and policies; and

●	periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body.

A copy of the charter of the Nominating and Corporate Governance Committee is available on Vivani’s website www.vivani.com (under “Investors — Governance”).

Policy with Regard to Security Holder Recommendations

The Nominating and Corporate Governance Committee has a policy with regards to consideration of director candidates recommended by stockholders. For the recommendation of a security holder to be considered under this policy, the recommending stockholder or group of stockholders must have held at least three percent of Vivani’s voting common stock for at least one year as of the date the recommendation was made. For each annual meeting of stockholder, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Nominating and Corporate Governance Committee will also consider the extent to which the stockholder making the nominating recommendation intends to maintain its ownership interest in Vivani. Any director nominated must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency. All recommendations submitted by stockholders will be considered in the same manner and under the same process as any other recommendations submitted from other sources.

All stockholder nomination recommendations must be in writing. Submissions must be made by mail, courier or personal delivery, addressed to the Nominating and Corporate Governance Committee care of Vivani’s corporate secretary at Vivani’s principal offices. Recommendations must include certain information regarding the recommending stockholder(s) and the proposed nominee(s). The recommending stockholder(s) must state whether, in the view of the stockholder(s), the nominee(s), if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder(s) or other constituency of Vivani. The nominating recommendation must be accompanied by the written consent of the proposed nominee(s) to: (a) be considered by the Nominating and Corporate Governance Committee and interviewed, and (b) if nominated and elected, to serve as a director. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material as required by our bylaws to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Vivani Medical, Inc., 1350 S. Loop Road, Alameda, California 94502, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Policy on Trading, Pledging and Hedging of Company Stock

Our board of directors have adopted an Insider Trading Policy that applies to our board of directors, our officers and employees, the officers and employees of our subsidiaries, as well as to family members, other members of a person’s household, and entities controlled by a persons covered under the Insider Trading Policy. Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Therefore, as part of our Insider Trading Policy, we expressly prohibit the above-mentioned persons from engaging in certain prohibited transactions, including short sales, purchases or sales of derivative securities or hedging transactions, the use of our securities as collateral in a margin account, and pledging of our securities. A copy of our Insider Trading Policy is filed with our 2024 Annual Report as Exhibit 19.1. It is also our policy to comply with all applicable securities laws when transacting in our own securities. We believe that our policies and procedures are reasonably designed to promote compliance with insider trading laws, any applicable securities laws, rules, regulations and any exchange listing standards.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions which will represent the best interests of Vivani and its stockholders. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a prominent level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical devices, biotechnology, intellectual property, early-stage technology companies, research and development, strategic planning, business development, compensation, finance, accounting or banking.

The Board believes that the directors nominated collectively have the experience and skills effectively to oversee the management of Vivani, including a high level of personal and professional integrity, an ability to exercise sound business judgement on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing Vivani, and a willingness to devote the necessary time to Board duties.

Compensation Recovery Policy

Our board of directors adopted a Compensation Recovery Policy effective as of August 11, 2023 (the “Compensation Recovery Policy”), in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Compensation Recovery Policy has been filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. At no time during or after the year ended December 31, 2024, was the Company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Compensation Recovery Policy, nor was there, on December 31, 2024, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

Equity Grant Practices

Though we do not have a formal policy regarding the granting practices of our equity awards, we generally approve annual equity grants for executives and the CEO in May, and for other existing employees in the third quarter following the performance appraisal cycle. Each new hire employee is granted stock options that are generally approved at the first quarterly Compensation Committee meeting following their date of hire. Promotions may occur anytime during the year, at which time grants may be awarded and approved at the next scheduled quarterly Compensation Committee meeting. Annual awards to members of our board of directors will be made on the date of our annual meeting of stockholders and initial grants to members of our board of directors are made upon their election or appointment to our Board, as applicable. Our Board and Compensation Committee, as applicable, carefully review any potential material non-public information before granting equity awards. We do not time our equity award grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of equity award grants. We also do not time the release of material non-public information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

During 2024, we granted stock options to our named executive officers during the period beginning four business days before the filing of a Form 10-Q. These grants were approved at a regularly scheduled meeting of our Compensation Committee occurring in May, pursuant to our typical annual refresh process for executives.

The following table is being provided pursuant to Item 402(x)(2) of Regulation S-K:

Name	Grant Date	Number of Shares Underlying the Award	Exercise Price of the Award ($/shr)	Grant Date Fair Value of the Award

Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic

Adam Mendelsohn	05/10/2024	200,000	$1.81	$1.46	(1.1%)
Truc Le	05/10/2024	160,000	$1.81	$1.46	(1.1%)
Lisa Porter	05/10/2024	80,000	$1.81	$1.46	(1.1%)

Role of Board in Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a board committee or the full board for oversight as follows:

Full Board — Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to Vivani’s operations, plans, prospects or reputation.

Audit Committee — Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, cybersecurity and credit and liquidity matters.

Nominating and Corporate Governance Committee — Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee — Risks and exposures associated with leadership assessment and compensation programs and arrangements, including incentive plans that compare to market and target employee retention, and succession planning.

Code of Business Conduct and Ethics

The Company adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to its principal executive officer. In addition, the Code of Ethics applies to Vivani’s employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that Vivani’s employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. The Code of Ethics is available on our website at www.vivani.com (under “Investors — Governance — Governance Documents — Code of Business Conduct and Ethics”).

PROPOSALS
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF
PROPOSALS Nos. 1, 2, and 3 BELOW.

PROPOSAL No. 1 — ELECTION OF DIRECTORS

Nominees for Election

The Company’s Board of Directors currently has six members. Our Board has nominated our six of our incumbent directors for election at the Annual Meeting with terms expiring at the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal. If any nominee is unable or declines to stand for election, which circumstance we do not anticipate, the Board may designate a substitute. In that event, shares represented by proxies may be voted for a substitute nominee.

Our Director Qualifications and Diversity guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to perform their duties and to provide insight and practical wisdom based on experience. In addition, the Nominating and Corporate Governance Committee considers a potential director’s ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all of our stockholders. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees.

The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and age as of April 1, 2025.

Name	Age	Year First Became Director	Position with the Company
Gregg Williams (2)(3*)	66	2009	Independent Director, Chairman of the Board
Aaron Mendelsohn	73	1998	Director
Dean Baker(1*)(2*)(3)	82	2021	Independent Director
Alexandra Popoff(1)(2)(3)	45	2021	Independent Director
Adam Mendelsohn	43	2022	Director, Chief Executive Officer
Daniel Bradbury(1)	63	2024	Independent Director

(1)	Member of the Audit Committee of the Board of Directors

(2)	Member of the Compensation Committee of the Board of Directors

(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors

*	Chair of the respective committee.

Gregg Williams: Mr. Williams has served as a member of our Board of Directors since the Merger of our predecessor Second Sight Medical Products, Inc. (“Second Sight”) with Nano Precision Medical, Inc. (“NPM”) (the “Merger”) in 2022. Prior to that Mr. Williams served on the board of Second Sight since June 2009 and was appointed Chairman of the Second Sight board in March 2018. Mr. Williams was also a member of the board of directors of NPM until the Merger in 2022. Mr. Williams is the Chairman, President, and Chief Executive Officer at Williams International Co., LLC (“Williams International”) (www.williams-int.com), a leading developer and manufacturer of gas turbine engines and one of the largest privately owned companies in the aviation industry, positions he has held since July 1999. Previously, Mr. Williams held several key managerial positions within Williams International including serving as its President and Chief Operating Officer, Vice President, Advanced Technology, Director, Program Management and Director, Engineering. In addition, Mr. Williams is Chairman and majority owner of Ramos Arizpe Manufacturing (www.ram-mx.com), a high-volume automotive engine parts manufacturing company located in Mexico. Mr. Williams received a Bachelor of Science in Mechanical Engineering from the University of Utah and holds numerous patents related to gas turbine engines, turbo machinery, rocket engines and control systems. He is a board member of General Aviation Manufacturers Association and former member of the Henry Ford Hospital Board. We believe Mr. Williams is qualified to serve on our Board due to his business and senior management experience, extensive knowledge of our operations and deep background in technology-focused manufacturing companies which is highly relevant to us.

Aaron Mendelsohn, J.D.: Mr. Mendelsohn has served as a member of our Board of Directors since the Merger in 2022. He was a founder and has previously served as a director of Second Sight since its inception in 2003 till the Merger in 2022. He was also a founder and director of NPM from 2011 till the Merger in 2022. Mr. Mendelsohn served on the board of Advanced Bionics, a global leader in developing advanced cochlear implant systems, since shortly after its founding in 1993 until its sale in 2004 to Boston Scientific Corp. Mr. Mendelsohn was also a founder and director of Medical Research Group, Inc., a company that designed and manufactured implantable technologies primarily for the treatment of diabetes, from its inception in 1998 until its sale in 2001 to Medtronic, Inc. Mr. Mendelsohn previously served on the board of directors for the Alfred E. Mann Institute for Biomedical Engineering at the University of Southern California since its inception in 1998 until 2016. Mr. Mendelsohn is a founder and has served as Chairman of the Maestro Foundation since it was organized in 1983. The Maestro Foundation is a leading non-profit musical philanthropic organization which hosts a premier chamber music series and lends professional-level instruments and bows to young, career-bound classical musicians. Mr. Mendelsohn received his B.A. from UCLA and J.D. from Loyola University School of Law Los Angeles. We believe that Mr. Mendelsohn’s business experience, including his experience as a founder, board member and executive officer of medical device companies, combined with his financial experience, business acumen, and judgment, provide our Board with valuable managerial and operational expertise and leadership skills making him professionally qualified to continue serving as one of our directors.

Dean Baker, Ph.D.: Dr. Baker has served as a member of our Board of Directors since the Merger in 2022. Dr. Baker has served on the Board of Directors of NPM from 2013 till the Merger in 2022 and currently serves on the Board of Directors of MUST Imaging, a medical imaging startup, since 2018. Mr. Baker served on the Board of Directors of Advanced Bionics, a global leader in developing advanced cochlear implant systems, prior to its sale to Boston Scientific, a manufacturer of medical devices. In addition, he was the founding director of the Alfred E. Mann Institute for Biomedical Engineering at USC and served for nine years on the Board of Directors (including serving on compensation, audit, and governance committees) for Semtech, a publicly traded semiconductor company. Dr. Baker was also a vice president of Northrop Grumman, a multinational aerospace and defense technology company, for 16 years from 1983 to 1999 including overseeing a division with $1 billion in annual sales. He has a PhD degree in electrical engineering from Carnegie-Mellon University. We believe Dr. Baker is qualified to serve on our Board because of his experience as a director on multiple boards and his scientific and management background.

Alexandra L. Popoff (formerly, Larson), J.D., M.B.A.: Ms. Popoff has served as a member of our Board of Directors since the Merger in 2022. She was previously a director at Second Sight from 2021 until the Merger in 2022. Ms. Popoff currently serves as the Program-Related Investments Pipeline Director and General Counsel to the Venn Foundation, a national nonprofit foundation that facilitates concessionary capital through donor-advised fund investments into for-profit and non-for-profit enterprises, utilizing the U.S. Tax Code’s Program-Related Investments tool. Prior to joining Venn, Ms. Popoff served as Senior Vice President and General Counsel of Williams International, a privately held designer and manufacturer in the aerospace and defense industry, from 2019 until June 2024. Prior to Williams International, Ms. Popoff was Legal Director and Associate General Counsel at Amcor Rigid Packaging, a global packaging company, from 2013 to 2019. Ms. Popoff also served as Corporate Counsel at Compuware Corporation, a software company with products aimed at the information technology departments of large businesses, from 2012 to 2013, and Associate in the Mergers & Acquisitions practice of the global law firm Baker and McKenzie, in its New York office, from 2008 to 2012. Ms. Popoff has also held roles at the New York Stock Exchange, Enforcement Division, and the United States Department of Justice, Antitrust Division. Ms. Popoff is a graduate of the University of Michigan Law School (Ann Arbor), Hamilton College in Clinton, New York, and the University of Tennessee, Knoxville Haslam College of Business’s Aerospace & Defense MBA Program. We believe Ms. Popoff is qualified to serve on our Board due to her extensive legal and business experience, and strategic leadership skills.

Adam Mendelsohn, Ph.D.: Dr. Mendelsohn has served as our Chief Executive Officer and as a member of our Board of Directors since the Merger in 2022. Prior to this, Dr. Mendelsohn served as the Chief Executive Officer of NPM from 2009 till 2022. Dr. Mendelsohn received his Ph.D. in bioengineering at the UC San Francisco/UC Berkeley Joint Graduate Group in Bioengineering, Class of 2011, during which he was awarded an NSF fellowship to perform research at Kyoto University and published multiple peer-reviewed articles describing new treatment options for Type 1 diabetes through the immuno-isolated transplantation of insulin-producing cells under the direction of Professor

Tejal A. Desai. While in graduate school, Dr. Mendelsohn served as the director for the Venture Innovation Program in Life Sciences and completed his certificate in Management of Technology with the Haas School of Business. Dr. Mendelsohn has served as a Technical Advisor to the Alfred E. Mann Institute for Biomedical Engineering at USC, a fellow of the Startup Leadership Program, the President of UCSF’s Graduate Division Alumni Association and is currently a board member of the Maestro Foundation. We believe Dr. Mendelsohn is qualified to serve on our Board because of his scientific background and his senior management experience in the biotechnology industry.

Daniel Bradbury: Mr. Bradbury is the Managing Member of BioBrit, LLC, a Life Sciences Consulting and Investment Firm and is the Executive Chairman and Co-Founder of Equillium, Inc., a publicly traded biopharmaceutical company, focused on developing products to treat severe autoimmune and inflammatory disorders with high unmet medical need. He served as the Chief Executive Officer of Equillium until January 2020. Mr. Bradbury is the former President, Chief Executive Officer, and Director of Amylin Pharmaceuticals, Inc., a biopharmaceutical company which focused on the development of drug candidates for the treatment of serious metabolic diseases. He served as Amylin’s Chief Executive Officer from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012. Before joining Amylin, he worked in marketing and sales roles for 10 years at SmithKline Beecham Pharmaceuticals. Mr. Bradbury serves on the board of directors of Castle Biosciences, Inc. (NASDAQ: CSTL), Equillium, Inc. (NASDAQ: EQ) and several private companies and philanthropic organizations. He earned a Bachelor of Pharmacy degree from Nottingham University and a Diploma in Management Studies from the University of West London in the United Kingdom. We believe Mr. Bradbury is qualified to serve on our Board because of his business and industry experience.

Vote Required and Recommendation

Each of the director nominees in this Proposal No. 1 is elected by the affirmative vote of a plurality of the votes properly cast on the election of directors at the Annual Meeting. This means that the six director nominees receiving the highest number of affirmative votes will be elected as directors. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of the nominees. It is anticipated that Proposal No. 1 will be considered non-routine under the rules of NYSE.

All of the nominees have indicated to us that they will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Adam Mendelsohn or Brigid Makes will vote for a nominee or nominees designated by the Board.

Apart from Aaron Mendelsohn and Adam Mendelsohn who are family members, there are no family relationships among our executive officers and directors. Aaron Mendelsohn is the father of Adam Mendelsohn.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted by Adam Mendelsohn or Brigid Makes, as proxy holders. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Our Board recommends a vote “FOR” each of the nominees.

Director Compensation

Non-Employee Director Compensation Program

We have adopted a non-employee director compensation policy, which is designed to enable us to attract and retain on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors are eligible to receive cash retainers (which will be paid quarterly in arrears and prorated for partial years of service) and equity awards as follows:

Annual Retainer
Board of Directors:
All nonemployee members	$35,000
Additional retainer for Non-Executive Chairman of the Board	$20,000

Additional Retainers for Committees
Audit Committee:
Chairman	$20,000
Non-Chairman members	$10,000
Compensation Committee:
Chairman	$12,000
Non-Chairman members	$6,000
Nominating Committee:
Chairman	$8,000
Non-Chairman members	$4,000

Our policy provides that a non-employee director may choose to receive the equivalent of the total annual cash retainer for that non-employee director in a stock option to buy common stock in the Company instead of in cash, provided such election must be made in accordance with the terms of the policy, and must be made (i) by December 31st of the calendar year preceding the year with respect to any cash compensation is earned, for any continuing non-employee director, or (ii) within 30 days of election or appointment to the Board, for any new non-employee director. Any options received in lieu of the cash retainer will be made on January 1 (or as soon as administratively practicable following the date the non-employee director is appointed to the Board, if later) and will vest one-fourth at the end of each calendar quarter following the grant date, subject to continued service through such date; provided, that for such grant made to a new non-employee director after January 1, the number of option shares that will vest at the end of the first calendar quarter following such grant shall be pro-rated based on the number of actual days served by the non-employee director during such quarter.

In addition to the cash retainers, our non-employee director compensation policy provides that, upon initial appointment or election to our Board, each new non-employee director who initially joins the Board will receive a one-time grant of an option to purchase shares of our common stock with a targeted Value equal to the annual retainer fee (not including any committee retainers), or the Director Initial Grant. The Director Initial Option Grant will vest in monthly installments over the three-year period following the grant date, subject to continued service through such date. On the date of each annual meeting of stockholders, each non-employee director then in office and who will continue to serve as a member of the Board will receive a grant of an option to purchase shares of our common stock with a targeted Value equal to the annual retainer fee (not including any committee retainers), or the Director Annual Option Grant. The Director Annual Grant will vest in total on the earlier of (i) the first anniversary of the grant and (ii) the next annual meeting of stockholders, subject to continued service through such date.

In the event of a Sale Event (as defined in the Vivani 2022 Omnibus Incentive Plan, as amended from time to time, or the 2022 Plan,), the equity awards granted to the non-employee directors pursuant to this policy shall become 100% vested and exercisable.

For purposes of this policy, “Value” means the grant date fair value of the stock option (i.e., Black-Scholes value) determined in accordance with the reasonable assumptions and methodologies employed by us for calculating the fair value of options under Financial Accounting Standard Board, or FASB, Accounting Standards Codification Topic 718, or ASC 718.

The maximum total cash and equity compensation for non-employee directors for their service as a member of the Board cannot exceed $750,000 per calendar year for the Board Chair. The maximum total cash and equity compensation for other non-employee directors for their services as members of the Board cannot exceed $500,000 per calendar year except for a maximum of $750,000 including the Director Initial Grant in the first calendar year an individual becomes a non-employee director. The amount of equity compensation paid in a calendar year is determined based on the grant date fair value thereof, as determined in accordance with ASC 718 or its successor provision, but excluding the impact of estimated forfeitures related to service-based vesting conditions.

2024 Non-Employee Director Compensation Table

The table below sets forth information concerning total compensation that was earned by or paid to our non-employee directors during the year ended December 31, 2024. The table excludes Mr. Adam Mendelsohn, who is a named executive officer and did not receive any additional compensation for his service as a director in 2024. The compensation received by Mr. Adam Mendelsohn is set forth in the section of this Proxy Statement captioned “Executive Compensation— 2024 Summary Compensation Table” and the accompanying footnotes and narrative.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Gregg Williams	$70,667	$35,000	$114,000
Aaron Mendelsohn	$35,000	$35,000	$70,000
Alexandra Popoff	$55,000	$35,000	$90,000
Dean Baker	$71,000	$35,000	$106,000
Daniel Bradbury	$37,500(3)	$35,000	$72,500

(1)	As of December 31, 2024, Mr. Williams, Mr. Aaron Mendelsohn, Ms. Popoff, Mr. Baker and Mr. Bradbury held outstanding options to purchase an aggregate of 800,006; 160,965; 84,347; 157,521; and 264,972 shares of our common stock, respectively.

(2)	The amounts reported represent the aggregate grant date fair value of the stock options granted to our directors during the 2024 fiscal year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying common shares.

(3)	Mr. Bradbury elected to receive stock options in lieu of his cash retainers pursuant to our non-employee director compensation policy (see discussion above in this Director Compensation section). The amount includes the value of the cash retainers forgone in lieu of such stock options, which was equal to $37,500.

PROPOSAL No. 2 — RATIFY ON ADVISORY BASIS the APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BPM LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. BPM LLP has served as our independent registered public accounting firm since 2014.

Stockholder ratification of the selection of BPM LLP as our independent registered public accounting firm is on an advisory basis and is not required by our Bylaws or otherwise. The Board seeks such ratification as a matter of good corporate practice. Should stockholders fail to ratify the selection of BPM LLP as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2025. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal accounting fees and services

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2023, by BPM LLP:

	2024	2023
Audit Fees(1)	$347,750	$358,450
Audit Related Fees(2)	$172,880	$254,500
Tax Fees(3)	$—	$—
All Other Fees(4)	$43,505	$13,910
Total Fees	$564,135	$626,860

1.	“Audit Fees” are the aggregate fees of BPM LLP attributable to professional services rendered to us for the audit of our annual consolidated financial statements and review of quarterly financial information.

2.	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated and wholly owned subsidiary, Cortigent, Inc., financial statements and are not reported above under “Audit Fees.” Audit Related Fees for our consolidated entity’s financial statements were nothing in 2024 and $7,490 in 2023. These fees for our Cortigent entity’s financial statements were $172,880 in 2024 and $247,010 in 2023.

3.	“Tax Fees” consist of fees billed for services rendered for tax compliance, tax advice, and tax planning.

4.	“All Other Fees” consist of fees billed for services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees.

Pre-Approval Policies and Procedures

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.

BPM LLP Representatives at Annual Meeting

We expect that representatives of BPM LLP will be present at the Annual Meeting.

Vote Required and Recommendation

Approval of this Proposal No. 2 requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions from voting on the proposal will have no effect on the proposal. It is anticipated that Proposal No.

2 will be considered routine under the rules of the NYSE. Broker non-votes, if any, will have no effect on the proposal.

Unless otherwise directed by the stockholders, proxies will be voted FOR approval of Proposal No. 2.

The Board recommends that stockholders vote “FOR” ratification of the appointment by the Audit Committee of our Board of Directors of BPM LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, as described in this Proposal No. 2.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules, commonly referred to as a “say-on-pay vote.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers disclosed in the “Executive Compensation” section of this Proxy Statement. The Company believes that its compensation policies and decisions are aligned with our stockholders’ interests, and that the compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, our Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to
Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our Board, the Compensation Committee, or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required and Recommendation

Approval of this Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions from voting on the proposal will have no effect on the proposal. It is anticipated that Proposal No. 3 will be considered non-routine under the rules of the NYSE. Broker non-votes will have no effect.

Unless otherwise directed by the stockholders, proxies will be voted FOR approval of Proposal No. 3.

The Board recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers as disclosed in this Proposal No. 3.

EXECUTIVE OFFICERS

The following table identifies our executive officers and key employees, and sets forth their current positions at the Company and their ages as of April 1, 2025.

Name	Positions and Offices Held with the Company	Position Held Since	Age
Adam Mendelsohn, Ph.D.	Chief Executive Officer and Director	2022	43
Brigid A. Makes	Chief Financial Officer	2022	69
Donald Dwyer	Chief Business Officer and Corporate Secretary	2022	66
Truc Le	Chief Operating Officer	2022	72
Lisa Porter, M.D.	Chief Medical Officer	2022	61

You should refer to “Nominees for Election” above for information about our Chief Executive Officer, Adam Mendelsohn, Ph.D. Biographical information for our other executive officers as of April 1, 2024, is set forth below.

Brigid A. Makes, M.B.A.: Ms. Makes joined our Company as Chief Financial Officer in 2022. From 2017 to 2022, she served as an independent consultant for primarily private medical device companies. Prior to that, Ms. Makes served as Senior Vice President and Chief Financial Officer of Miramar Labs from 2011 to 2017, a global medical device company dedicated to bringing innovative applications to the aesthetic marketplace, which was acquired by Sientra in July 2017. From 2006 to 2011, Ms. Makes served in the same roles for AGA Medical, a medical device company specializing in the treatment of structural heart defects, which was acquired by St. Jude Medical, in November 2010. Prior to AGA Medical, from 1999 to 2006, Ms. Makes served in a variety of executive positions, including as Chief Financial Officer, for Nektar Therapeutics (formerly Inhale Therapeutics), a biopharmaceutical company. Ms. Makes also served as Chief Financial Officer for Oravax, a biopharmaceutical company, from 1998 to 1999 and for Haemonetics Corp, a company specializing in the management of blood supplies, from 1995 to 1998. From December 2019 through June 2023, Ms. Makes had also been a member of the board of directors of Mind Medicine (MindMed) Inc., a publicly traded neuro-pharmaceutical company, where Ms. Makes served on the Audit Committee as chair. Since 2020, Ms. Makes also serves as a director of Elutia, Inc. (formerly, Aziyo Biologics), a commercial-stage regenerative medicine company. Ms. Makes chairs both the Audit and Compensation Committees and is on the Corporate Governance & Nominating Committee for Elutia. Since June 2021, Ms. Makes has served as a director and chair of the Audit Committee for Quantum-Si, Inc., a life science tools company focused on commercializing a unique protein sequencing platform. Ms. Makes holds a Bachelor of Commerce degree in Finance and International Business from McGill University and an M.B.A. from Bentley University.

Donald Dwyer, M.B.A.: Mr. Dwyer has served as the Chief Business Officer since the Merger in 2022. Prior to this, Mr. Dwyer was at NPM and served as Chief Business Officer from 2021 to 2022, as consultant from 2019 to 2020 and as an observer to NPM board of directors from 2016 to 2019 (while employed at AstraZeneca). He is a science-based business leader with over 40 years of experience in the biopharmaceutical industry and a broad background in leadership across a wide range of technologies and disease areas. Mr. Dwyer has held director level positions in quality assurance/control and regulatory affairs at Rhone-Poulenc Rorer (now part of Sanofi), from 1986 to 1993 and Cephalon (now part of Teva Pharmaceuticals), from 1993 to 1995); and regulatory affairs, drug development, sales, commercial and business development at AstraZeneca, from 1995 to 2019. He also served as AstraZeneca’s observer on the Board of Directors for PhaseBio, a clinical-stage biopharmaceutical company until a successful IPO, (2014 – 2018) and NPM (2016 – 2019). At AstraZeneca, he was Executive Director Business Development and Early Asset (pre-Phase 3) Commercial lead for Cardiovascular, Renal and Metabolic Disease where he co-led the $2.7B acquisition of LOKELMA (hyperkalemia) from ZS Pharma and the $1.2B licensing and co-commercialization deal for TC-5214 (major depressive disorder) with Targacept. On the divestment side, Mr. Dwyer was also co-lead on multiple projects including the ZOLADEX implant (cancer), Earlier in his career, he was the US commercial head for key brands including TOPROL-XL (heart failure, hypertension, angina); ATACAND (hypertension); ONGLYZA (diabetes); FARXIGA (diabetes); SEROQUEL (bipolar disorder) and ABRAXANE (cancer). Mr. Dwyer is a graduate of the University of Central Connecticut (chemistry/biology) and Temple University Fox School of Business (M.B.A.).

Truc Le, M.B.A.: Mr. Le brings over 35 years of manufacturing, quality, and overall operations experience with devices and complex drug-device combination products. Mr. Le has served as our Chief Operating Officer since the Merger in 2022. From 2020 until the Merger in 2022, Mr. Le was the Chief Operating Officer of NPM. From 2011 to March 2020, Mr. Le was the Chief Technical Operations Officer for Dance Biopharm — a leader in aqueous respiratory therapy delivery with Drug and Device combination products. As the Chief Technical Operations Officer, he built operations, R&D, quality systems, manufacturing, supply chain, product development, formulation, and IT. From 2009 to 2011, Mr. Le was the Chief Operating Officer for Avid Bio Services, Inc., a leading contract development, manufacturing organization (CDMO) that specializes in clinical trials and commercial distribution of monoclonal antibodies and recombinant proteins. From 2007 to 2009, Mr. Le served as the EVP Manufacturing and Quality for PrimaBiomed, a cell therapy company, and as a consultant for several drug/device companies. From 2001 to 2007, Mr. Le was Senior Vice President of Operations, Product Development, Quality, and Regulatory Affairs for Nektar Therapeutics, a biopharmaceutical company, where he led the commercial formulation and device manufacturing for Exubera®. From 1999 to 2001, he consulted for multiple large pharmaceutical and medical device companies, including Abbott, Medtronic, Baxter, and Dow Chemical, where he specialized in due-diligence, operation effectiveness, and PAI readiness. From 1981 to 1999, Mr. Le was employed for a division of Johnson & Johnson, a multinational company that develops medical devices, pharmaceutical products, and consumer packaged goods, as the Worldwide Vice-President of Regulatory Compliance and Quality Systems. His work at Johnson & Johnson included more than ten years in operations, regulatory affairs, product development, manufacturing, and quality for ophthalmic products such as cataract devices and implants and drug products for ophthalmic surgery procedures. Mr. Le has a B.S. in mechanical engineering and a M.B.A. in Management. He completed numerous executive leaderships training programs, including World Class Manufacturing at Duke University, Executive Management at Harvard University, and a QSR trainer at AAMI/FDA.

Lisa Porter, M.D.: Dr. Porter has over 25 years of experience in developing medicines for metabolic diseases with a focus on bringing innovative therapies to patients with high unmet need. She serves as our Chief Medical Officer since 2022. From 2020 until the Merger in 2022, Dr. Porter was the Chief Medical Officer of NPM. Before 2020, she served as CMO, Metabolic Diseases for Eiger Biopharmaceuticals, a clinical-stage biopharmaceutical company, where she led clinical development for the orphan diseases post bariatric hypoglycemia and Hutchinson-Gilford Progeria Syndrome resulting in FDA breakthrough therapy designation for both programs. Dr. Porter worked at Eiger Biopharmaceuticals from 2017 – 2020. She served as CMO for Dance BioPharma (now Aerami Therapeutics), a company developing inhaled therapies for the treatment of severe respiratory and chronic diseases, from 2014 to 2017 and Vice President, Medical Development for Amylin Pharmaceuticals, a biopharmaceutical company, from 2009 to 2013 where she led the R&D efforts for the Amylin-Lilly Alliance, culminating in the approval of the GLP-1 agonist Bydureon, the first once weekly treatment for Type 2 diabetes. Prior to joining Amylin, Dr. Porter held progressively increasing leadership positions at GlaxoSmithKline Pharmaceuticals, a multinational pharmaceutical company, from 1999 to 2004 with responsibilities for the clinical strategy for Avandia and early obesity compounds. She was Associate Medical Director for Zeneca Pharmaceuticals, a multinational pharmaceutical and biotechnology company, from 1997 to 1999. Dr. Porter was a board member of Viacyte, Inc. from January 2022 until its acquisition by Vertex was completed in September 2022. Dr. Porter earned a B.S. in Biology from the College of William & Mary, an M.D. from Duke University and completed fellowship training in Endocrinology and Hypertension at Brigham and Women’s Hospital.

EXECUTIVE COMPENSATION

2024 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, or paid to our named executive officers, or “NEOs,” during the fiscal years ended 2024 and 2023 for services rendered to us in all capacities.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Adam Mendelsohn, Chief Executive Officer	2024	610,000	—	169,000	292,000	13,200	1,084,200
	2023	597,683	—	93,000	342,000	11,938	1,044,621
Truc Le, Chief Operating Officer	2024	480,000		135,200	233,600	13,800	862,600
	2023	473,100		74,400	164,800	13,200	725,500
Lisa Porter, Chief Medical Officer	2024	480,000	—	67,600	116,800	13,800	678,200
	2023	468,933	—	55,800	123,600	13,200	661,533

(1)	Represents the base salary amount for each of the named executive officers for the applicable year.

(2)	Represents the amounts payable as discretionary cash bonuses for the applicable year.

(3)	The amounts reported represent the aggregate grant date fair value of the restricted stock units (“RSUs”) granted to our NEOs during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 2 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by our NEOs upon the vesting/settlement exercise of the RSUs or any sale of the underlying common shares. For 2024, the amounts are entirely for the grant date fair values of performance-based RSUs, based on probable achievement of performance outcomes, which are equal to $169,000, $135,200 and $67,600 for Dr. Mendelsohn, Ms. Le and Dr. Porter, respectively. For 2024, the grant date fair of such performance-based RSUs assuming the maximum achievement of performance outcomes are the same as the aggregate grant fair values of the awards assuming probable achievement of the performance outcomes.

(4)	The amounts reported represent the aggregate grant date fair value of the stock options granted to our NEOs during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our NEOs upon the exercise of the stock options or any sale of the underlying common shares.

(5)	Includes employer matching contributions to the named executive officers under the Company 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

None of our named executive officers have employment agreements at this time.

Executive Compensation Elements

Executive compensation of Vivani’s officers is primarily comprised of base salary. Vivani provides stock option and RSU grants that generally vest over four years, but some grants may be granted with special terms at the Board’s discretion. The Company offers a comprehensive benefits package to all of its employees.

Base Salaries

Our named executive officers each receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our board of directors or the compensation committee, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

From January 1 through December 31, 2024, the annual base salaries for Dr. Mendelsohn, Mr. Le, and Dr. Porter were $610,000, $480,000 and $480,000, respectively.

Bonuses

The Company does not sponsor a formal bonus plan and none of the NEOs received any bonus for 2024.

Equity Compensation

The Company adopted the 2022 Plan, which became effective August 30, 2022. The purpose of the 2022 Plan is to encourage and enable the officers, employees, non-employee directors and consultants of the Company and its affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. For details on equity awards granted during the fiscal year ended December 31, 2024, please see “Outstanding Equity Awards at 2024 Fiscal Year-End” below.

Employee Benefits Program

Executive officers, including the NEOs, are eligible to participate in all of Vivani’s employee benefit plans, including medical insurance, on the same basis as other employees, subject to applicable law. Vivani offers a choice of multiple medical, dental, and vision plans, as well as disability and life insurance. The Company also offers a 401(k) plan with a Company matching contribution which is a dollar for dollar match up to 4% with a cap equal to the 401(k) guidelines, which was $13,800 in 2024.

Severance and/or Change in Control Benefits

The Company adopted an Executive Severance Policy as of March 20, 2024, then adopted an amended and restated Severance Policy as of April 29, 2025 (the “Severance Policy”). The Severance Policy is to provide certain severance pay, benefits and equity treatment to participants (including our NEOs) whose employment with the Company is terminated other than due to “cause”, death or disability by the Company or its successor, as applicable, or resigns for “good reason” (either of these, a “triggering event”), in either case during the period within 60 days prior to or 12 months following a “change in control” (as such terms are defined in the Severance Policy). To be eligible for the applicable severance benefits, the participant must satisfy certain other conditions as described in the Severance Policy, including executing an irrevocable separation agreement. Participants who satisfy each of the conditions are eligible for the following severance benefits:

●	Severance pay: A lump sum cash payment equal to 12 months of the participant’s “base salary” (as defined in the Severance Policy) to be paid on the first practicable payroll date following the later of the (a) effective date of the separation agreement (b) and the triggering event.

●	Bonus pay: A lump sum cash payment equal to the participant’s target bonus for the then-current year (or the target bonus in effect immediately prior to a “change in control”, if higher), prorated to reflect the number of days the participant maintained employment with the Company during the applicable year of termination, to be paid on the first practicable payroll date following the later of the (a) effective date of the separation agreement (b) and the triggering event.

●	Employer payment of COBRA premiums: If the participant was participating the Company’s group health plan immediately prior to the date of termination and COBRA continuation coverage has been timely elected by the participant, the same portion of premiums the Company pays for active employees for the same level of group medical, dental and vision coverage until the earliest of: (a) the date that is 12 months from the termination date; (b) the date the participant becomes eligible for group medical care coverage through other employment; or (c) the end of the participant’s eligibility under COBRA for continuation coverage for medical, dental and vision care.

●	Accelerated vesting: Notwithstanding anything to the contrary in any applicable equity plan and/or equity award agreement, all stock options and other stock-based awards held by the participant that are subject solely to time-based vesting (the “Time-Based Equity Awards”) shall accelerate and become fully vested and exercisable or nonforfeitable as of the later of the (a) effective date of the separation agreement or (b) the effective time of the change in control.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our NEOs as of December 31, 2024.

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Adam Mendelsohn	12/18/2018	60,373	—	—	3.15	12/17/2028	—	—	—	—
	1/19/2023	95,833	104,167(3)	—	1.27	01/18/2033	—	—	—	—
	03/06/2023			200,000(4)	1.09	03/05/2033	—	—	—	—
	03/06/2023	—	—	—	—	03/05/2033	—	—	100,000(5)	116,000
	05/10/2024		200,000(3)		1.81	05/09.2034
	05/10/2024					05/09/2034			100,000(5)	116,000

Truc Le	07/31/2020	603,732(6)	—	—	3.15	07/30/2030	—	—	—	—
	03/08/2021	141,499(7)	9,434(7)	—	3.15	03/07/2031	—	—	—	—
	01/19/2023	76,666	83,334(3)	—	1.27	01/28/2033	—	—	—	—
	03/06/2023	—	—	—	—	03/05/2033	—	—	80,000(5)	92,800
	05/10/2024	—	160,000(3)	—	1.81	05/09/2034	—	—
	05/10/2024	—	—	—	—	05/09/2034	—	—	80,000(5)	92,800

Lisa Porter	04/04/2020	241,493(3)	—	—	3.15	04/03/2030	—	—	—	—
	01/19/2023	38,333	41,667(3)	—	1.27	01/18/2033	—	—	—	—
	01/19/2023	19,166	20,834(3)	—	1.27	01/18/2033	—	—	—	—
	03/06/2023	—	—	—	—	03/05/2033	—	—	40,000(5)	46,400
	03/06/2023	—	—	—	—	03/05/2033	—	—	20,000(5)	23,200
	05/10/2024	—	80,000(3)	—	1.81	05/09/2034	—	—	—	—
	05/10/2024	—	—	—	—	05/09/2034	—	—	40,000(5)	46.400

(1)	All grants to NEOs for 2022 through 2024 were issued under the 2022 Plan. Options granted to NEOs prior to 2022 were granted under the 2014 Employee Incentive Plan, as amended from time to time (the “2014 Plan”), and were replaced by options under the 2022 Plan, as converted under the terms of the Merger. All time-based stock awards are subject to certain acceleration of vesting terms under the Severance Policy, as described above.

(2)	The market value of the outstanding restricted stock units is based on the market price of the Company’s common stock of $1.16 per share as of December 31, 2024 (the last trading day of fiscal year 2024) multiplied by the number of units that have not vested as of December 31, 2024.

(3)	This option vests 25% on the one-year anniversary of the grant date, and the remainder vests in equal monthly tranches over the next three years, subject to the applicable NEO’s continued service through ach applicable vesting date.

(4)	This performance-based option has 4-year term. It will vest 100% if and when the Company’s stock price closes at $6.30 or higher for 3 consecutive days on Nasdaq, subject to the applicable NEO’s continued service through the applicable vesting date. In the event of a Sale Event (as defined in the 2022 Plan) and to the extent the CIC Stock Price (as defined in the applicable award agreement) meets or exceeds $6.30, the award shall fully vest immediately prior to such Sale Event, subject to the applicable NEO’s continued service through such date.

(5)	This performance-based RSU award has 4-year term. It will vest one-third if and when the Company’s stock price closes at $3.15 or higher for 3 consecutive days on Nasdaq. Once the stock price hurdle is achieved, one-third of the award will vest on each of the first and second anniversaries of that achievement, subject to the applicable NEO’s continued service through each applicable vesting date. In the event of a Sale Event (as defined in the 2022 Plan) where the award will be assumed, continued or substituted by a successor and to the extent that the CIC Stock Price (as defined in the applicable award agreement) meets or exceeds $3.15, one-third of the award shall vest on the date of the Sale Event and one-third of the award shall vest on each of the first and second anniversary of such date, subject to the applicable NEO’s continued service through each applicable vesting date; provided, that if the stock price hurdle is achieved and the applicable NEO is terminated without Cause or due to Good Reason (as such terms are defined in the applicable award agreement), in either case within 12 months following the Sale Event, then the award shall immediately vest. Moreover, if the stock price hurdle has been achieved, then upon the applicable NEO’s death or termination due to Disability (as defined in the applicable award agreement), the award shall immediately vest. In the event of a Sale Event where the award will not be assumed, continued or substituted by a successor and to the extent that the CIC Stock Price meets or exceeds $3.15, the award will immediately vest.

(6)	This option vests 50% on the grant date, 25% at six-month anniversary of the grant date and the remainder vests monthly over the following two and one half years, in each case subject to the applicable NEO’s continued service through each applicable vesting date.

(7)	This option vests in equal monthly installments over the first four years following the grant date, subject to the applicable NEO’s continued service through each applicable vesting date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	7,504,230(2)	$2.52	2,165,958(3)
Equity compensation plans not approved by security holders	—	$—	—
Total	7,504,230	$2.52	2,165,958

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to RSUs.

(2)	Consists of options and RSUs outstanding under the 2022 Plan, including options granted under the 2022 Plan that replaced options originally granted under the 2014 Plan, as converted under the terms of the Merger.

(3)	Consists of shares available for future issuance under the 2022 Plan. Following the Merger, we no longer make grants under the 2014 Plan. The shares of common stock underlying any awards granted under the 2022 Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2022 Plan.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid (as calculated in accordance with Item 402(v) of Regulation S-K) to our Principal Executive Officer(s) (PEO(s)), and on an average basis, our other Non-Executive Officers (NEOs) or non-PEO NEOs in each case, as determined under SEC rules and certain financial performance measures.

The following table shows the total compensation for our PEO(s) and non-PEO NEOs for the fiscal years 2022 through 2024 as set forth in the Summary Compensation Table, the “compensation actually paid” to our PEO(s), and on an average basis, our other non-PEO NEOs (in each case, as determined under SEC rules), our TSR and our net income.

Fiscal Year	Summary Compensation Table Total for PEO 1 (Dunbar) [1,3]	Compensation Actually Paid to PEO 1 (Dunbar)[4]	Summary Compensation Total for PEO 2 (Mendelsohn) [1,3]	Compensation Actually Paid to PEO 2 (Mendelsohn) [5]	Average Summary Compensation Table Total for non-PEO NEOs [2,3]	Average Compensation Actually Paid to non-PEO NEOs[5]	Value of Initial Fixed $100 Investment Based on Total Shareholder Return[6]	Net Income
2024	$0	$0	$1,084,200	$915,162	$770,400	$686,961	$28.02	($23,486,000)
2023	$0	$0	$1,044,621	$954,818	$693,517	$676,591	$24.64	($25,652,000)
2022	$382,153	$379,269	$312,014	$292,957	$321,605	$70,736	$20.52	($13,889,000)

1.	Adam Mendelsohn served as our PEO for the entirety of fiscal years 2024 and 2023, and for the portion of fiscal year 2022 following our Merger. Scott Dunbar served as PEO in fiscal year 2022 until the Merger.

2.	The Company’s non-PEO NEOs (the “Reported NEOs”) for the indicated fiscal years were as follows:

●	2024: Truc Le and Lisa Porter
●	2023: Truc Le and Lisa Porter
●	2022: Truc Le and Brigid Makes

3.	Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO(s) and (ii) the average of the total compensation reported in the Summary Compensation Table for the Reported NEOs in the indicated year for such years.

4.	Amounts reported in these columns represent the compensation actually paid to our PEO(s) for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on their total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted pursuant to Item 402(v) of Regulation S-K. For 2024, the compensation actually paid to Dr. Mendelsohn was based on this total compensation reported in the 2024 Summary Compensation Table and adjusted as shown in the table below:

PEO: Adam Mendelsohn
Fiscal Year	2024
SCT Total	$1,084,200
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($461,000)

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$281,363
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($1,982)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$12,580
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
+ Dividends and Earnings paid on stock or options in 2024 prior to vesting date	$0
Compensation Actually Paid	$915,162

Equity award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate these fair values did not materially differ from those disclosed at the time of grant.

5.	Amounts reported in this column represent the compensation actually paid to the Reported NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted pursuant to Item 402(v) of Regulation S-K. For 2024, the compensation actually paid to the Reported NEOs was based on the average total compensation for such NEOs reported in the 2024 Summary Compensation Table and adjusted as shown in the table below:

Fiscal Year	AVG REPORTED NEOs 2024
SCT Total	$770,400
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($276,600)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$168,818
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$5,778
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$18,565
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
+ Dividends and Earnings paid on stock or options in 2024 prior to vesting date	$0
Compensation Actually Paid	$686,961

Please see footnote 1 for the Reported NEOs included in the average for each indicated fiscal year.

Equity award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate these fair values did not materially differ from those disclosed at the time of grant.

6.	Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on August 31, 2022 using the closing stock price on that date, the date the combined new entity of Vivani Medical first traded. Historic stock price performance is not necessarily indicative of future stock price performance.

Relationship Between “Compensation Actually Paid” and Performance Measures

Compensation actually paid (“CAP”), as calculated pursuant to Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, the CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year as well as varying levels of actual achievement of performance goals.

Because CAP does not reflect the actual amount earned by our NEOs on their equity compensation, we do not use this measure for understanding how NEO pay aligns with our company performance.

Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO(s) and the Reported NEOs for our fiscal years 2022 through 2024 to (1) our total stockholder return and (2) our net income:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

●	each of our current directors;

●	each of our current named executive officers;

●	all of our directors and executive officers as a group; and

●	each person known by us to beneficially own 5% or more of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 59,234,903 shares of our common stock outstanding as of March 31, 2025. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of March 31, 2025 through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of March 31, 2025 are considered to be outstanding. and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and address of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Joachim Bolck (1)	5,597,123	9.4%
Directors and Executive Officers
Gregg Williams(2)	23,428,964	36.4%
Adam Mendelsohn(3)	3,922,612	6.6%
Aaron Mendelsohn(4)	1,212,613	2.0%
Truc Le(5)	887,988	1.5%
Dean Baker(6)	320,164	*
Lisa Porters(7)	331,492	*
Alexandra Popoff(8)	49,742	*
Daniel Bradbury (9)	204,714	*
Donald Dwyer(10)	416,625	*
Brigid A. Makes (11)	166,083	*
All current directors and executive officers as a group (10 persons)(12)	30,941,007	46.4%

*	Represents less than one percent.

1.	Based on the Schedule 13D filed on April 25, 2023. Shares beneficially owned by Joachim and Yaeko Bolck include (i) 2,524,229 shares of common stock owned by Joachim & Yaeko Bolck Conservators for Hideo Saito Bolck, (ii) 2,524,229 shares of common stock owned by Joachim & Yaeko Bolck Conservators for Yasuo Saito Bolck and (iii) 548,665 shares of common stock owned by Joachim & Yaeko Bolck. The business address for Joachim Bolck is 33 Club View Lane, Rolling Hills Estates, CA 90274.

2.	Includes (i) 18,373,169 shares of common stock, 4,462,180 shares of common stock issuable upon exercise of warrants (that excludes xxx warrants that expired on April/May 2025), and 784,356 shares of common stock issuable upon exercise of options by entities controlled by Mr. Williams.

3.	Includes 3,695,573 shares of common stock controlled by Dr. Mendelsohn and his spouse, and 168,706 shares of common stock issuable upon exercise of options owned by Dr. Adam Mendelsohn. Does not include Dr. Adam Mendelsohn’s 10% pecuniary interest in MFE, LLC. See note 4 below.

4.	Includes (i) 1,086,487 shares of common stock controlled by Mr. Aaron Mendelsohn including those owned by MFE, LLC over which Mr. Mendelsohn has sole voting and dispositive authority and 126,126 shares of common stock issuable upon exercise of options.

5.	Includes 841,331 shares of common stock issuable upon exercise of options by Mr. Le.

6.	Includes 197,482 shares of common stock owned by Mr. Baker and 122,682 shares of common stock issuable upon exercise of options.

7.	Includes 306,492 shares of common stock issuable upon the exercise of options by Dr. Porter.

8.	Includes 2,166 shares of common stock owned by Ms. Popoff and 46,610 shares of common stock issuable upon exercise of options.

9.	Includes 203,502 shares of common stock issuable upon the exercise of options by Mr. Daniel Bradbury.

10.	Includes 51,000 shares of common stock owned by Mr. Donald Dwyer and 394,958 shares of common stock issuable upon exercise of options.

11.	Includes 15,000 shares of common stock owned by Ms. Makes and 138,999 shares of common stock issuable upon exercise of options.

12.	Includes the directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which Vivani was, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 or one percent of the average of Vivani’s total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Director Compensation” and “Executive Compensation,” Vivani describes below transactions and series of similar transactions, as of Vivani’s fiscal year ended December 31, 2022, to which Vivani was a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Private Sale Transaction with Gregg Williams

2024 Transaction

On November 8, 2024, we entered into a private sale transaction with one of our independent directors, Gregg Williams, whereby we sold an aggregate of 3,968,253 shares of Common Stock to Mr. Williams at a price of $1.26 per share, which was the lower of the closing price of Common Stock on the Nasdaq or the 5-day average closing price of Common Stock on the Nasdaq, each immediately prior to the closing date, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the date of the private sale transaction. The gross proceeds from this private sale transaction were approximately $5 million.

2025 Transaction

We entered into a share purchase agreement, effective March 26, 2025, with an entity beneficially owned by Gregg Williams, for the purchase of an aggregate of 7,366,071 shares of Common Stock priced at $1.12 per share, the last reported sale price of the Common Stock on the effective date. This placement of Common Stock is expected to result in gross proceeds of approximately $8.25 million to the Company by January 15, 2026. The private placement is expected to occur over five closing dates through January 15, 2026, each subject to the satisfaction or waiver of closing conditions. Subject to the satisfaction of closing conditions, at each closing date, the Company will issue and sell a set number of shares of common stock for a determined purchase price to such entity, as provided for in the share purchase Agreement. No warrants or discounts were provided and no placement agent or investment banking fees were incurred in connection with this transaction.

Indemnification Agreements

We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit in accordance with procedures outlined Rule 14a-8 under the Exchange Act so that it is received by us no later than December 30, 2025. However, if the date of the 2026 annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is reasonable time before we begin to print and send proxy materials for the 2026 Annual Meeting of Stockholders. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Stockholder proposals and the required notice should be addressed to Vivani Medical, Inc., 1350 S. Loop Road, Alameda, CA 94502, Attention: Corporate Secretary.

Our bylaws also provide separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely, the required notice must be in writing and received by our corporate secretary at our principal executive offices no earlier than February 24, 2026 and no later than March 26, 2026.

In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

STOCKHOLDER MATTERS

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.

Our consolidated financial statements for the fiscal year ended December 31, 2024, are included in our Annual Report on Form 10-K. Our Annual Report and this Proxy Statement are posted on our website at www.vivani.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Vivani Medical, Inc., 1350 S. Loop Road, Alameda, CA 94502. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to Vivani Medical, Inc., 1350 S. Loop Road, Alameda, CA 94502, or call telephone number (415) 506-8462.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Alameda, California

April 29, 2025

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, Vivani Medical, Inc., 1350 S. Loop Road, Alameda, CA 94502.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC reports about their ownership of common stock and other equity securities of the Company. Such directors, officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our executive officers, directors and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements, except for (i) Form 4 filed for Donald Dwyer on August 1, 2024 and (ii) Form 4 filed for Gregg Williams on November 13, 2024, in each case due to administrative error.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s consolidated financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the SEC and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.vivani.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024, with management and with the Company’s independent registered public accounting firm, BPM LLP;

●	discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

●	received and reviewed the written disclosures and letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with BPM LLP matters relating to its independence from the Company and its management.

In addition, the Audit Committee has regularly met separately with management and with BPM LLP.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

AUDIT COMMITTEE OF THE BOARD

Daniel Bradbury

Alexandra Popoff

Dean Baker (Chairman)

Vivani

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Vivani Medical, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of April 25, 2025

Tuesday, June 24, 2025 10:00 AM, Pacific Time

Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/VANI for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Pacific Time, June 24, 2025.

Internet:
www.proxypush.com/VANI
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-230-8570
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/VANI

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Adam Mendelsohn and Brigid Makes (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Vivani Medical, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Vivani Medical, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the six directors from the nominees named below to hold office for the ensuing year and until their successors are duly elected and qualified.				
	Nominees:	FOR	WITHHOLD		
	1.01 Gregg Williams	☐	☐		FOR
	1.02 Aaron Mendelsohn, J.D.	☐	☐		FOR
	1.03 Dean Baker, Ph.D.	☐	☐		FOR
	1.04 Daniel Bradbury	☐	☐		FOR
	1.05 Alexandra Popoff, J.D., M.B.A	☐	☐		FOR
	1.06 Adam Mendelsohn, Ph.D.	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment by the Audit Committee of our Board of Directors of BPM LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐	FOR
	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.				

You must register to attend the meeting online and/or participate at: www.proxydocs.com/VANI
Authorized Signatures - must be completed for your proxy to be executed.

Please sign exactly as your name(s) appears on your account. Joint owners should each sign personally. Trustees, administrators, and other fiduciaries should include title and authority. Corporations should provide full corporate name and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title, if applicable)	Date	Signature (if held jointly)	Date